Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES SECOND QUARTER FISCAL YEAR 2026 FINANCIAL RESULTS

Industry Breadth, Robust Buyer Demand and Platform Operating Leverage Drive Growth and Profitability

Bethesda, MD - May 7, 2026 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), the leading global provider of e-commerce marketplaces and software solutions powering the circular economy, today announced its financial results for its fiscal quarter ended March 31, 2026, as compared to the corresponding prior year quarter:

•
Gross Merchandise Volume (GMV) of $389.9 million, up 6%, and Revenue of $120.7 million, up 4%
•
GAAP Net Income of $7.5 million, up 7%, and GAAP Diluted Earnings Per Share (EPS) of $0.23, up 5%
•
Non-GAAP Adjusted EBITDA of $16.7 million, up 37%, and Non-GAAP Adjusted Diluted EPS of $0.35, up 13%
•
Cash balances of $204.0 million1 with zero financial debt

“Our broad industry coverage, robust buyer liquidity and operating leverage drove a strong second quarter with expanded profitability. By dynamically matching increased product flows to the right buyer channels, RSCG improved recovery and drove meaningful operating leverage. In GovDeals, we continued to expand service levels for sellers and buyers, supporting growth despite the impact of significant winter weather events in certain regions. Our CAG segment remained focused on deepening its recurring revenue base from heavy equipment sellers and driving greater buyer participation for high-value equipment categories. With our disciplined execution, a strong pipeline, and continued platform investments, we are building a more scalable and attractive marketplace business which will create long-term value for both customers and shareholders,” said Bill Angrick, CEO of Liquidity Services.

Second Quarter Financial Highlights

GMV for the fiscal second quarter of 2026 was $389.9 million, a 6% increase from $367.4 million in the second fiscal quarter of 2025.

•
GMV in our RSCG segment increased 10%, driven by robust buyer demand across our consignment programs, including our rapidly growing direct-to-consumer channel, while purchase GMV was relatively flat.
•
GMV in our GovDeals segment increased 5%, reflecting continued demand for our services, partially offset by lower real estate transaction activity and disruptions to agency client operations from significant winter weather events.
•
GMV in our CAG segment increased 3%, including continued strength in our heavy equipment category’s recurring seller base, with industrial category results subject to variability in project timing.
•
Consignment sales represented 81% of consolidated GMV for the second fiscal quarter of 2026.

Revenue for the second quarter of 2026 was $120.7 million, a 4% increase from $116.4 million in the second fiscal quarter of 2025.

•
Revenue in our RSCG segment increased 1% reflecting increased volume, a relatively stable level of purchase revenue, with robust buyer demand optimized through our multi-channel approach and other operational efficiencies contributing to a 29% increase in segment direct profit.
•
Revenue in our GovDeals segment increased 11%, growing faster than GMV from our expansion of services with selected sellers and a lower mix of real estate transactions drove higher take rates and contributed to a 12% increase in segment direct profit.
•
Revenue and segment direct profit in our CAG segment increased 12%, driven by the mix and timing of transactions, including increased activity in our heavy equipment category. Results can vary by asset category and project cadence in any given period.
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Revenue in our Machinio & Software Solutions segments increased 12%, driven by subscription growth and pricing, with Machinio continuing to expand into the marine dealer category and our Software Solutions business focusing on initiatives to expand its recurring software-as-a-services business. Segment direct profit increased 10%.

Our combined initiatives to expand market share, increase multi-channel buyer participation, and enhance cost efficiencies contributed to higher GMV, improved transaction margins, and operating leverage across the business.

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GAAP Net Income of $7.5 million, or $0.23 per share, for the fiscal second quarter of 2026, an increase from $7.1 million, or $0.22 per share, for the same quarter last year.
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Non-GAAP Adjusted Net Income for the fiscal second quarter of 2026 of $11.2 million, or $0.35 per share, an increase from $10.0 million, or $0.31 per share, for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal second quarter of 2026 was $16.7 million, a $4.5 million increase from $12.2 million in the same quarter last year, reflecting the combined impact of leveraging our proprietary technology platform to expand seller market share, deepen multi-channel buyer participation, and strengthen operating leverage. Year-over-year growth in Non-GAAP Adjusted EBITDA outpaced growth in GAAP Net Income and Non-GAAP Adjusted Net Income primarily due to higher income tax expense, reflecting reduced tax benefits from stock-based compensation activity in the second quarter of 2026.

1 Includes $195.3 million of Cash and cash equivalents and $8.7 million of Short-term investments.

Second Quarter Segment Financial Results

We present operating results for our three reportable segments: GovDeals, RSCG, and CAG. Our separate Machinio and Software Solutions operating segments, which do not individually meet the quantitative thresholds to be reportable segments, are combined and presented together as Machinio & Software Solutions for segment reporting purposes. For further information on our reportable segments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended March 31, 2026. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q2-FY26 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
GovDeals:
GMV	$213,681	$203,329	$440,596	$415,470
Total revenue	$21,291	$19,236	$43,557	$39,758
Segment direct profit	$19,881	$17,712	$41,058	$36,528
% of Total revenue	93%	92%	94%	92%

RSCG:
GMV	$113,070	$102,843	$226,561	$212,614
Total revenue	$83,225	$82,692	$165,220	$170,373
Segment direct profit	$21,365	$16,569	$42,826	$35,064
% of Total revenue	26%	20%	26%	21%

CAG:
GMV	$63,114	$61,181	$120,667	$125,349
Total revenue	$10,776	$9,592	$22,260	$19,443
Segment direct profit	$9,654	$8,652	$19,033	$17,448
% of Total revenue	90%	90%	86%	90%

Machinio & Software Solutions:
Total revenue	$5,440	$4,872	$10,915	$9,166
Segment direct profit	$4,970	$4,513	$9,987	$8,590
% of Total revenue	91%	93%	91%	94%

Consolidated:
GMV	$389,865	$367,353	$787,824	$753,433
Total revenue	$120,732	$116,375	$241,952	$238,706

Second Quarter Operational Metrics

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Registered Buyers — At the end of Q2-FY26, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 6.3 million, representing an 8% increase over the approximately 5.8 million registered buyers at the end of Q2-FY25.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 985,000 in Q2-FY26, consistent with the approximately 982,000 auction participants in Q2-FY25.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 280,000 in Q2-FY26, a 9% increase from the approximately 258,000 completed transactions in Q2-FY25.

Third Quarter Business Outlook

Our guidance for the fiscal third quarter of 2026, overall the seasonally strongest quarter of our fiscal year, is expected to continue to deliver profitable growth year-over-year.

Our GovDeals segment is expected to extend its growth trajectory through ongoing expansion of its seller base and services as we continue to focus on the pace of adoption and on-boarding of new accounts. Within our RSCG segment, we expect consignment GMV growth to continue compared to last year. Relative to the fiscal second quarter of 2026 when RSCG typically experiences strong buyer demand for its seasonal peak in post-holiday retail returns, we expect purchase GMV to remain sequentially consistent with a less favorable product mix. Within our Capital Assets Group segment, we expect continued growth in heavy equipment and a strong pipeline of energy projects. Results are subject to variability in project timing and mix, as well as global economic and geopolitical conditions. Our Machinio and Software Solutions businesses are expected to continue to grow as we expand our service offerings. We expect our overall sales mix that includes our seasonally strong quarter in GovDeals for the fiscal third quarter of 2026 to sequentially produce a slightly higher overall segment direct profit margin than the fiscal second quarter of 2026, partly offset by the anticipated product mix change within our Retail segment.

On a consolidated basis, consignment GMV for the fiscal third quarter is expected in the low-to-mid eighties as a percentage of total GMV. Consolidated revenue as a percentage of GMV is expected to be in the mid-to-high twenties, and total segment direct profit as a percentage of consolidated revenue is expected to again be in the mid-to-high forty percent range. These ratios can vary based on our overall business mix, including asset categories, in any given period.

Our Q3-FY26 guidance is as follows:

$ in millions, except per share data	Q3-FY26 Guidance
GMV	$425 to $465
GAAP Net Income	$7.0 to $10.0
Non-GAAP Adjusted EBITDA	$17.0 to $20.0
GAAP Diluted EPS	$0.21 to $0.30
Non-GAAP Adjusted Diluted EPS	$0.30 to $0.39

Our Business Outlook includes forward-looking statements which reflect the following trends and assumptions for Q3-FY26 as compared to the prior year's period, as well as the other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, and our subsequent quarterly reports on Form 10-Q:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

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fluctuations in the mix of purchase and consignment transactions. Generally, when the mix of purchase transactions increases, or when the commercial terms or pricing associated with such transactions change, revenue as a percent of GMV increases, while segment direct profit as a percentage of revenue decreases. When the mix of consignment transactions increases, or when associated economics change, revenue as a percent of GMV decreases, while segment direct profit as a percentage of revenue increases;
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variability in the inventory product mix handled by our RSCG segment, including changes in asset availability, sourcing, and market pricing, which can cause a change in revenues and/or segment direct profit as a percentage of revenue;
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real estate transactions in our GovDeals segment can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events and the value of properties to be included in the auction event;
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continued variability in project size and timing within our CAG segment, including variability driven by changes in economic and/or geopolitical conditions, which can impact revenues and segment direct profit;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for expanded direct-to-consumer sales;
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changes in economic, political, or international trading conditions could cause variability in our operating results by impacting the priorities or financial stability of our sellers, current or prospective buyers or their end-customers;

Potential Impacts to Operating Expenses

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continued R&D spending to support delivering software solutions and enhancing our omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;

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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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variability in the volumes and sourcing locations of products handled by our RSCG segment, which can cause the capacity and related operating expense requirements for inventory logistics and storage to fluctuate;

Potential Impacts to GAAP Net Income and Diluted EPS and Non-GAAP Adjusted Net Income and Adjusted Diluted EPS

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our FY26 annual effective tax rate (ETR) is expected to range from approximately 30% to 34%, with a slightly higher rate in the mid thirties for the fiscal third quarter of 2026 due to a decrease in the benefit from stock-based compensation. This range excludes any potential impacts from any legislative changes, and excludes potential impacts that have limited visibility and can be highly variable, such as the discrete effects of stock compensation due to participant stock option exercise activity or changes in our stock price. Year-over-year, we expect that cash paid for income taxes will increase in FY26 as our US federal net operating loss carryforward became fully utilized during FY25.
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our diluted weighted average number of shares outstanding is expected to be approximately 33.0 million. As of March 31, 2026, we had $15.0 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses, business realignment expenses, litigation settlement expenses that are not expected to recur, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows (dollars in thousands):

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Net income	$7,522	$7,051	$15,011	$12,861
Interest and other income, net[1]	(1,103)	(951)	(2,300)	(2,103)
Provision for income taxes	3,150	655	6,178	3,035
Depreciation and amortization	2,640	2,568	5,223	5,084
Non-GAAP EBITDA	$12,209	$9,323	$24,112	$18,877
Stock compensation expense	4,350	2,578	10,524	6,010
Acquisition-related costs[2]	112	167	112	236
Business realignment expenses[3]	—	104	—	159
Non-GAAP Adjusted EBITDA	$16,671	$12,172	$34,748	$25,282

1 Interest and other income, net, per the Condensed Consolidated Statements of Operations, excludes the non-service components of net periodic pension cost (benefit).

2 Acquisition-related costs are included in Other operating expenses, net on the Condensed Consolidated Statements of Operations.

3 Business realignment expense, included as a component of Other operating expenses, net, on the Condensed Consolidated Statement of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, amortization of intangible assets, acquisition related costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, litigation settlement expenses that are not expected to reoccur, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Earnings Per Share are determined using Non-GAAP Adjusted Net Income. For Q2-FY26 and Q2-FY25, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments was 29% and 19%, respectively, based upon the GAAP effective tax rates for each year-to-date period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share is as follows (dollars in thousands, except per share data):

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Net income	$7,522	$7,051	$15,011	$12,861
Stock compensation expense	4,350	2,578	10,524	6,010
Intangible asset amortization	783	815	1,566	1,625
Acquisition-related costs[1]	112	167	112	236
Business realignment expenses[1,2]	—	104	—	159
Income tax impact on the adjustment items	(1,532)	(696)	(3,563)	(1,526)
Non-GAAP Adjusted net income	$11,235	$10,019	$23,650	$19,365
Non-GAAP Adjusted basic earnings per common share	$0.36	$0.32	$0.77	$0.63
Non-GAAP Adjusted diluted earnings per common share	$0.35	$0.31	$0.73	$0.60
Basic weighted average shares outstanding	31,056,892	31,012,087	30,844,713	30,825,231
Diluted weighted average shares outstanding	32,484,470	32,518,672	32,299,189	32,270,225

1 Acquisition-related costs, and Business realignment expenses are included in Other operating expenses, net on the Condensed Consolidated Statement of Operations.

2 Business realignment expense, included as a component of Other operating expenses, net, on the Condensed Consolidated Statement of Operations, includes the amounts accounted for as exit costs under ASC 420, Exit or Disposal Cost Obligations, and the related impacts of business realignment actions subject to other accounting guidance.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the webcast will be available on the Company's website until May 7, 2027. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Diluted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. GMV is the total sales value of all transactions for which we earned compensation upon their completion through our marketplaces or other channels during a given period of time. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the performance of our continuing initiatives; disruptions in our vendor contracts with Amazon.com, Inc., under which we acquire a significant portion of our purchased inventory; our ability to timely upgrade and develop our information technology systems, infrastructure and digital marketing and customer service capabilities at reasonable cost and scale while complying with applicable data privacy and security laws and maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; competitive pressures from different industries affecting our ability to attract and retain buyers and sellers; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions, a lack of control over third parties software, and dependence on third parties for marketing technology, that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the operations of customers, project size and timing of auctions, operating costs, seasonality of our business and general economic conditions; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets, and cause volatility in our stock price; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; costs of developing and maintaining our international operations; political, business, economic and other conditions in local, regional and global sectors; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, the conflict between the United States, Israel, and Iran and related geopolitical instability; and impacts from escalating interest rates and inflation on our operations; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions, including any failure or perceived failure by us, or third parties with which we do business, to comply with applicable data privacy and security laws, and regulations that are applicable to our auction business; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, and our subsequent quarterly reports, all of which is available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $15 billion in completed transactions to more than six million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	March 31, 2026	September 30, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,308	$174,607
Short-term investments	8,711	11,212
Accounts receivable, net of allowance for doubtful accounts of $525 and $777	13,034	11,176
Inventory, net	20,238	14,180
Prepaid taxes and tax refund receivable	2,674	1,757
Prepaid expenses and other current assets	10,240	11,857
Total current assets	250,205	224,789
Property and equipment, net	18,890	18,259
Operating lease assets	12,397	11,499
Intangible assets, net	11,797	13,340
Goodwill	102,757	102,875
Deferred tax assets	546	567
Other assets	3,819	3,772
Total assets	$400,411	$375,101
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$53,321	$61,454
Accrued expenses and other current liabilities	25,025	30,575
Current portion of operating lease liabilities	4,682	5,071
Deferred revenue	5,103	5,093
Payables to sellers	77,176	59,432
Total current liabilities	165,307	161,625
Operating lease liabilities	9,855	8,723
Other long-term liabilities	3,181	1,511
Total liabilities	178,343	171,859
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 37,873,724 shares issued and outstanding at March 31, 2026; 37,317,175 shares issued and outstanding at September 30, 2025	38	37
Additional paid-in capital	291,480	285,721
Treasury stock, at cost; 6,700,775 shares at March 31, 2026, and 6,640,580 shares at September 30, 2025	(111,618)	(110,002)
Accumulated other comprehensive loss	(10,969)	(10,640)
Retained earnings	53,137	38,126
Total stockholders’ equity	222,068	203,242
Total liabilities and stockholders’ equity	$400,411	$375,101

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025
Purchase revenues	$77,852	$77,827	$155,204	$160,642
Consignment and other fee revenues	42,880	38,548	$86,748	78,064
Total revenue	120,732	116,375	241,952	238,706
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	64,862	68,946	129,048	141,110
Technology and operations	18,320	16,883	36,617	34,290
Sales and marketing	16,114	13,810	33,132	28,584
General and administrative	9,072	7,108	18,837	15,375
Depreciation and amortization	2,640	2,568	5,223	5,084
Other operating expenses	104	257	104	373
Total costs and expenses	111,112	109,572	222,961	224,816
Income from operations	9,620	6,803	18,991	13,890
Interest and other income, net	(1,052)	(903)	(2,198)	(2,006)
Income before provision for income taxes	10,672	7,706	21,189	15,896
Provision for income taxes	3,150	655	6,178	3,035
Net income	$7,522	$7,051	$15,011	$12,861
Basic income per common share	$0.24	$0.23	$0.49	$0.42
Diluted income per common share	$0.23	$0.22	$0.46	$0.40
Basic weighted average shares outstanding	31,056,892	31,012,087	30,844,713	30,825,231
Diluted weighted average shares outstanding	32,484,470	32,518,672	32,299,189	32,270,225

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Six Months Ended March 31,
	2026	2025
Operating activities
Net income	$15,011	$12,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,223	5,084
Stock compensation expense	10,524	6,010
Inventory adjustment to net realizable value	170	32
Provision for doubtful accounts	116	105
Deferred tax expense	1,727	1,230
Gain on disposal of property and equipment	2	(53)
Changes in operating assets and liabilities:
Accounts receivable	(2,051)	(9,208)
Inventory	(2,628)	(2,889)
Prepaid taxes and tax refund receivable	(916)	(3,277)
Prepaid expenses and other assets	1,425	3,028
Operating lease assets and liabilities	(155)	(419)
Accounts payable	(11,753)	(2,838)
Accrued expenses and other current liabilities	(5,523)	(4,688)
Deferred revenue	10	69
Payables to sellers	17,836	4,457
Net cash provided by operating activities	29,018	9,504
Investing activities
Cash paid for business acquisitions, net of cash acquired	—	(6,287)
Purchases of property and equipment, including capitalized software	(4,411)	(3,683)
Purchase of short-term investments	(2,971)	(13,298)
Maturities of short-term investments	5,429	4,682
Other investing activities, net	113	26
Net cash used in investing activities	(1,840)	(18,560)
Financing activities
Common stock repurchases	(1,513)	(79)
Taxes paid associated with net settlement of stock compensation awards	(5,756)	(4,841)
Payments of the principal portion of finance lease liabilities	(55)	(49)
Proceeds from exercise of stock options, net of tax	889	192
Net cash used in financing activities	(6,435)	(4,777)
Effect of exchange rate differences on cash and cash equivalents	(42)	(907)
Net increase (decrease) in cash and cash equivalents	20,701	(14,740)
Cash and cash equivalents at beginning of period	174,607	153,226
Cash and cash equivalents at end of period	$195,308	$138,486
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$5,478	$5,146
Non-cash: Common stock surrendered in the exercise of stock options	104	47
Non-cash: Acquisition consideration paid in common stock	—	945
Non-cash: Cash not yet paid for business acquisitions	—	213